Exhibit 5.1

  OPINION OF COUNSEL

ARMSTRONG TEASDALE LLP

ILLINOIS                            KANSAS                             MISSOURI                               NEVADA                  |     SHANGHAI

ATTORNEYS AT LAW

July 20, 2009

To the Board of Directors
MedPro Safety Products, Inc 817 Winchester Road, Suite 200 Lexington KY 40505

Ladies and Gentlemen:

We have acted as special Nevada counsel to MedPro Safety Products, Inc., a Nevada corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission, under the Securities Act of 1933, as amended (the "Securities Act"), of the July 14, 2009 Registration Statement on Form S-1/A File No. 333-149163 (the "Registration Statement"), relating to the offer and sale pursuant to the Registration Statement, by the Selling Stockholders identified in the Registration Statement, of up to 2,402,029 shares of common stock, par value $0.001 per share ("Common Stock"), of the Company, in connection with the following:

(i)     1,376,140 shares of Common Stock issuable upon the conversion of Series C Convertible Preferred Stock;

(ii)    512,941 shares of Common Stock issuable upon the exercise of Series A Warrants; and

(iii)   512,941 shares of Common Stock issuable upon the exercise of Series B Warrants.

In connection with the preparation of this opinion letter, we have examined, considered and relied upon the following documents (collectively, the "Documents"): (1) the Company's Articles of Incorporation, as amended, as filed with the Secretary of State of the State of Nevada on December 27, 2007; (2) Certificate of Designation for Series A Convertible Preferred Stock, as filed with the Secretary of State of the State of Nevada on December 13, 2007 with the attached September 5, 2007 Board of Directors' resolution establishing the Series A Convertible Preferred Stock; (3) Amendment to Certificate of Designation for Series A Convertible Preferred Stock, as filed with the Secretary of State of the State of Nevada on August 19, 2008, with the attached August 18, 2008 Board of Directors' resolution amending the Series A Convertible Preferred Stock Designation; (4) Certificate of Designation for Series B Convertible Preferred Stock, as filed with the Secretary of State of the State of Nevada on August 19, 2008, with the attached August 18, 2008 Board of Directors' resolution establishing the Series B Convertible Preferred Stock; (5) Certificate of Designation for Series C Convertible Preferred Stock, as

ONE METROPOLITAN SQUARE                            SUITE 2600                            ST. LOUIS, MISSOURI 63102-2740                            TEL: 314.621.5070 FAX: 314.621.5065

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ARMSTRONG TEASDALE LLP

filed with the Secretary of State of the State of Nevada on March 20, 2009, with the attached March 24, 2009 Board of Directors' resolution establishing the Series C Convertible Preferred Stock; (6) the Company's Bylaws attached to the July 13, 2009 Certification of the Bylaws by the Company Secretary; (7) the Company's Certificate of Good Standing, as issued by the Secretary of State of the State of Nevada on July 9, 2009; (8) the December 31, 2008 Annual Report Form 10-K, File Number 000-49768, as amended; (9) the July14, 2009 Registration Statement Form S- 1/A, File Number 333-149163; (10) a Company provided copy of the Series A Warrant to Purchase Shares of Common Stock, Dated December 28, 2007 between the Company and, respectively, Sands Brothers Venture Capital II, LLC, Sands Brothers Venture Capital III, LLC and Sands Brothers Venture Capital IV LLC; (11) a Company provided copy of the Series B Warrant to Purchase Shares of Common Stock, Dated December 28, 2007 between the Company and, respectively, Sands Brothers Venture Capital II, LLC, Sands Brothers Venture Capital III, LLC and Sands Brothers Venture Capital IV LLC; and (12) a Certificate dated July 20, 2009 executed by the Company's Secretary related to certain corporate matters.

In rendering the opinion set forth below, we have assumed the following:

(a) we have assumed without investigation the genuineness of all signatures and the authenticity of all Documents submitted to us as originals, the conformity to authentic original documents of all Documents submitted to us a copies, and the veracity of the Documents;

(b) we have assumed that the Company has an adequate number of authorized and reserved shares to allow for the valid issuance of Common Stock upon exercise of the Warrants and the conversion of Convertible Preferred Stock;

(c) we have assumed the payment of all transaction transfer taxes resulting from the transfer, exercise, exchange, conversion or sale of Convertible Preferred Stock, Warrants and/or the Common Stock resulting from the conversion or exercise of Convertible Preferred Stock and Warrants;

(d) we express no opinion as to any laws other than the laws of the State of Nevada and we assume, for the purpose of expressing our opinion, that the laws of the State of Nevada apply to the Warrants despite statements in the Warrants that they will be construed according to New York law;

(e) we have assumed for purposes of this opinion that: (i) any representations contained in the Documents dated prior to the writing of this opinion remain true as of the writing of this opinion, (ii) all official public records are accurate and complete, (iii) the Officers Certification was properly executed and included, as an attachment, a true and correct copy of the Company's Bylaws, and (iv) the Certificates of Designation included true and correct attachments setting out the Relative Rights and Preferences of the Convertible Preferred Stock representing an accurate, valid and unamended action taken by the Board of Directors as indicated therein;

(f) as to matters of fact, we have assumed all representations of the Company in the Documents are true. For this purpose, "we" or "our" means only those attorneys within our firm who have done substantive work on this opinion or who have information relevant to any issue relating to this opinion; and

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ARMSTRONG TEASDALE LLP

(g) this opinion is limited to the matters specifically stated in this letter, and no further opinion is to be implied or maybe be inferred beyond the opinions specifically stated herein. Unless otherwise stated herein, we have made no independent investigation regarding factual matters. This opinion is based solely on the state of the law as of the date of this opinion, and we specifically disclaim any obligation to monitor any of the matters stated in this opinion or to advise the persons entitled to rely on these opinion of any change in law or fact after the date of this opinion which might affect any of the opinions stated herein.

Based upon and subject to the foregoing, it is our opinion that:

(a) the Shares of Common Stock issuable upon conversion of Series C Convertible Preferred Stock, when properly converted and issued in the manner described in the Registration Statement and Certificates of Designation, will be duly authorized for issuance by the Company and will be validly issued, fully paid and non-assessable; and

(b) the shares of Common Stock issuable upon exercise of the Series A and B Warrants, when properly transferred and issued in the manner described in the Registration Statement and Warrants, will be duly authorized for issuance by the Company, and will be validly issued, fully paid and non-assessable.

Our opinion expressed above is limited to the Nevada Revised Statutes, Chapter 78, as currently in effect.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters," in the prospectus contained in the Registration Statement. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours, ARMSTRONG TEASDALE LLP /s/ Armstrong Teasdale